UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):          December 12, 2007
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 8, 2007, the Board of Directors of NaviSite, Inc. (the “Company”) approved, subject to stockholder approval, an amendment and restatement (the “ESPP Amendment”) of the Company’s 1999 Employee Stock Purchase Plan, as amended (the “ESPP”). The ESPP Amendment was approved by the Board of Directors to (i) increase the number of shares reserved for issuance under the ESPP from 16,666 shares, as adjusted, to 516,666 shares (subject to adjustment for certain changes in the Company’s capitalization) and (ii) decrease the number of offering periods per year under the ESPP from four to two. On December 12, 2007, at the Annual Meeting of Stockholders, the stockholders of the Company voted to approve the ESPP Amendment.
Summary of the ESPP
     The ESPP was adopted by the Board of Directors and approved by the stockholders in October 1999. A total of 6,666 shares of the Company’s common stock, as adjusted, were initially reserved for issuance thereunder. An amendment to increase the number of shares reserved for issuance under the ESPP to 16,666 shares, as adjusted, was adopted by the Board of Directors on October 1, 2000 and approved by the stockholders on December 20, 2000. The ESPP Amendment increased the number of shares of common stock available for issuance under the ESPP to 516,666 shares.
     The purpose of the ESPP is to provide employees of the Company, and of any majority-owned subsidiaries designated by the Board of Directors, who participate in the ESPP with an opportunity to purchase the Company’s common stock through payroll deductions. Any person who is employed by the Company (or by any subsidiary designated by the Board of Directors) (a) for at least 20 hours per week and (b) on the first day of a Plan Period (as defined below) is eligible to participate in the ESPP. Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.
     The ESPP is currently being administered by the Board of Directors, although the Board may appoint a committee to perform that function. All questions of interpretation or application of the ESPP are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the ESPP, but may not vote on any matter affecting the administration of the ESPP or the grant of any option pursuant to the ESPP. No member of the Board of Directors who is eligible to participate in the ESPP may be a member of the committee appointed to administer the ESPP. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the ESPP.
     The ESPP was originally implemented by consecutive three-month offering periods. The initial offering period began on October 22, 1999 and ended on February 29, 2000. Each subsequent offering period commenced on the date immediately following the end of the preceding offering period and ended on the last day of the third full month thereafter. Each such period is referred to as a “Plan Period.” The ESPP Amendment changed each Plan Period from three to six months so that there are two Plan Periods per year. The first new Plan Period will begin on January 1, 2008 and end on June 30, 2008. Each subsequent offering period will commence on the date immediately following the end of the preceding offering period and will end on the last day of the sixth full month thereafter. The Board of Directors has the power to alter the duration of a Plan Period without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected.
     The purchase price per share at which shares are purchased under the ESPP is the lower of 85% of the fair market value of a share of the Company’s common stock on (a) the first day of business of a Plan Period or (b) the last business day of the Plan Period. The fair market value of the Company’s common stock on a given date is equal to its closing price on the Nasdaq Capital Market on such date.

     ESPP shares are purchased with funds that are accumulated through payroll deductions during the offering period. The deductions may not exceed 10% of a participant’s eligible compensation. A participant may increase, decrease or discontinue payroll deductions once during a Plan Period. At the beginning of each Plan Period, each participating employee is granted an option to purchase shares of common stock. The maximum number of shares placed under option to a participant in an offering period is determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price of the Company’s common stock on the first day of such Plan Period. A participant may terminate his or her participation in the ESPP at any time prior to the end of a Plan Period.
     The Board of Directors is required to make appropriate adjustments in connection with the ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs and other similar changes in capitalization. The ESPP also contains provisions addressing the consequences of any merger or consolidation of the Company, or liquidation or dissolution of the Company.
     The Board of Directors may at any time amend or terminate the ESPP. An offering period may be terminated by the Board of Directors on any purchase date if it determines that the termination of the offering period or the ESPP is in the best interests of the Company and its stockholders. No amendment may be made to the ESPP without prior approval of the stockholders of the Company where such approval is necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and in no event may any amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code.
     The foregoing description is subject to, and qualified in its entirety by, the ESPP filed as an exhibit hereto, which exhibit is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On December 15, 2007, the Company issued a dividend of an aggregate of 62,500 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) to its holders of Preferred Stock. The shares issued were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of the Preferred Stock.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 12, 2007, the Board of Directors approved the bonus targets, as a percentage of base salary, for fiscal year 2008 for the executive officers named in the table below:

Name	Bonus Target %
Arthur P. Becker	75%
James W. Pluntze	44%
Monique Cormier	29%
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed in the Exhibit Index below are filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: December 18, 2007	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	NaviSite, Inc. Amended and Restated 1999 Employee Stock Purchase Plan (incorporated herein by reference to Appendix I to the Registrant’s Definitive Proxy Statement filed November 13, 2007 (File No. 000-27597)).